Exhibit 13(b)(1)

Kristi Slavin, and Alan R. Otis, of Brighthouse Funds Trust I (the “Trust”), each certify that:

1.        This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Kristi Slavin
Kristi Slavin
President and Chief Executive Officer

By:	/s/ Alan R. Otis
Alan R. Otis
Chief Financial Officer and Treasurer

Date: March 6, 2023

Exhibit 13(b)(2)

AMERICAN FUNDS CERTIFICATION PURSUANT TO SECTION 906

I, Steven I. Koszalka, in my capacity as Secretary of the American Funds Insurance Series, certify that in compliance with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and Item 11 of Form N-CSR, the Principal Executive Officer and Treasurer of American Funds Insurance Series (“AFIS”) intend to certify to the U.S. Securities and Exchange Commission (“SEC”) with respect to the attached PDFs of the Series (Quarterly, Semi-annual or Annual) report and disclose that they have concluded without qualification that the disclosure controls and procedures relating to AFIS are effective. Brighthouse Funds Trust I may rely on these certifications, which will be made in connection with AFIS’ filings with the SEC on forms N-CSR and N-PORT, which can be found at https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000729528&owner=include&count=40.

/s/ Steven I. Koszalka	February 16, 2023
Steven I. Koszalka	Date
Secretary,
American Funds Insurance Series